SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  April 22, 1997



                     UNITED CAROLINA BANCSHARES CORPORATION
           (Exact name of registrant as specified in its charter)



     NORTH CAROLINA                  05583                       56-0954530
(State or other jurisdiction      (Commission                   (IRS Employer
of incorporation)                 File Number)               Identification No.)



       127 West Webster Street, Whiteville, North Carolina         28472
            (Address of principal executive offices)             (Zip Code)



      Registrant's telephone number, including area code (910) 642-5131

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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

In separate annual meetings of their respective shareholders held on April 22, 1997, shareholders of United Carolina Bancshares Corporation ("UCB") and Southern National Corporation ("SNC") approved the pending merger of UCB with and into SNC. The merger, which is subject to bank regulatory approval, is expected to be completed by July 1, 1997.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 23, 1997

                                         UNITED CAROLINA BANCSHARES CORPORATION



                                         by s/Howard V. Hudson,Jr.
                                              Howard V. Hudson, Jr.
                                              General Counsel and Secretary


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